Exhibit 99.1

“Investing in the Environment” Online Investor Conference March 21st

To Discuss Opportunities in Renewable Energy, Cleantech, Water and Green Building

 Online Greentech Conference Adds Industry Speaker Jacob Golbitz, Director of Research at HighQuest Partners to Discuss BioFuel Market

POINT ROBERTS, WA and DELTA, BC – March 20, 2007, www.InvestorIdeas.com, and its global investor and industry Greentech portals, reminds investors and industry participants of the upcoming March 21, 2007 online conference: "Investing in the Environment: Global Warming, Global Warning - Investing Today for Tomorrow's Future." With issues of energy independence, global warming and environmental concerns escalating, cleantech investments and market opportunities continue to gain momentum.

Joining the in-depth list of industry experts presenting at the conference is Jacob Golbitz, Director of Research at HighQuest Partners (www.highquestpartners.com / www.soyatech.com ) to discuss trends and opportunities within the biofuel market.

A full list of Speakers, Presenters, Sponsors and conference details is available at:  www.investorideas.com/forums/Portals/green.aspx

Previously announced green publicly traded presenters include alternative energy companies: Akeena Solar, Inc. (OTCBB: AKNS); ZAP; Rotoblock Corporation (OTCBB:ROTB) and Ener1, Inc., water companies WaterBank of America (USA) Inc., and Global Water Technologies, Inc. (OTC.PK:GWTR),  a 'Cleantech' water purification and services company, as well as  International Barrier Technology Inc. (OTCBB: IBTGF), manufacturer of environmentally friendly fire resistant building materials.

The in-depth online conference is free to investors with registration (http://www.investorideas.com/forums/Register.aspx ) and will be available March 21st, 2007, starting at 9:00 am EDT and archived thereafter. Participants currently include twelve well-known industry experts and seven “green” public companies from segments such as renewable energy, water, green building and energy efficiency.

Current Media Sponsors include: Cleantech Venture Network http://www.cleantech.com/, The Wall Street Green Trading Summit VI https://www.hedgeconnection.com/ and Small-Cap Conference Series http://www.smallcapconference.ca/.

To Find Out More About the Upcoming Greentech Online Investor and Industry Conference Visit:

http://www.renewableenergystocks.com/Forums/Portals/green.aspx

About Our Green Investor Portals:

www.RenewableEnergyStocks.com ®, www.FuelCellCarNews.com ®, www.EnvironmentStocks.com, www.Water-Stocks.com and www.GreentechInvestor.com are global investor and industry research portals that look at the renewable energy, water and greentech sectors. The portals do not make stock recommendations, but feature industry and stock news, exclusive articles and financial columnists, audio interviews, investor conferences, Blogs, and a directory of stocks in the sector.

Additionally, the portals offer a service for Renewable and Greentech news and press release submission at: http://investorideas.com/NewsUploader/ as well as research and article submission at: http://investorideas.com/NewsUploader/Submit_Article/

Disclaimer: Our sites do not make recommendations, but offer information portals to research news, articles, stock lists and recent research. Nothing on our sites should be construed as an offer or solicitation to buy or sell products or securities. We attempt to research thoroughly, but we offer no guarantees as to the accuracy of information presented. All Information relating to featured companies is sourced from public documents and/ or the company and is not the opinion of our web sites. These sites are currently compensated by featured companies, news submissions and online advertising. ZAP (OTCBB: ZAAP) and Rotoblock Corporation each pay Two thousand five hundred per month equivalent in shares for one year commencing Nov 2006, discounted as a courtesy to previous sponsorship of the InvestorIdeas Greentech contest. International Barrier Technology, Inc. (OTCBB: IBTGF) currently pays three thousand per month and 100,000 options. WaterBank of America (USA) Inc. currently pays InvestorIdeas.com $10,000 monthly, $4,000 in cash per month and $6,000 in shares per month, expired as of March 7th. Please read our Compensation Disclaimer. www.investorideas.com/About/News/Clientspecifics.asp

Contact:

Dawn Van Zant: 800-665-0411 - dvanzant@investorideas.com

Ann-Marie Fleming: 866-725-2554 - afleming@investorideas.com

Website: www.InvestorIdeas.com

Source: InvestorIdeas.com, Rotoblock Corporation, International Barrier Technology, Global Water Technologies, Akeena Solar

Melissa McElwee, Investor Relations Manager

International Barrier Technology

(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com